EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the inclusion in this registration statement on Form S-1 (File No. 333-35649) of our report dated March 28, 1997 (except as to the information presented in the second paragraph of Note 7, for which the date is May 1, 1997) on our audits of the financial statements of McDonald Mobile Homes, Inc. We also consent to the reference to our firm under the caption "Experts."

                                                 COOPERS & LYBRAND, L.L.P.

Tulsa, Oklahoma
October 28, 1997